UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JA-LIKA CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	38-4401133	7371
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

1309 Coffeen Avenue STE 1200
Sheridan, WY 82801
616-274-1688
manager@jalika.net

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

REGISTERED AGENTS, INC.
30 N GOULD ST STE R
SHERIDAN, WY 82801
Tel: (307) 200-2803

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, $0.001 par value	4,000,000	0.06	240,000	$21*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee paid herewith

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated November 2, 2026

JA-LIKA CORPORATION

4,000,000 SHARES OF COMMON STOCK $0.06 PER SHARE

Ja-Lika Corporation is launching its initial offering of common stock, and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.06 per share. There is no minimum requirement for the number of shares to be sold in order for the offering to proceed. Proceeds from the sale of the shares will be used to fund the prescribed stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. We will pay no underwriting discounts, commissions or other selling compensation. We estimate offering and registration expenses of $15,000. If all shares are sold, estimated net proceeds to us will be $0.05625 per share, or $225,000 in total. Because this offering has no minimum, the amount of net proceeds will depend on the number of shares sold. We will receive no proceeds from any resale by our existing stockholder.

We are offering up to 4,000,000 shares of common stock for sale on a self-underwritten, best-efforts basis. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. This Prospectus will permit our Director and President to sell 4,000,000 shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The shares will be offered at a fixed price of $0.06 per share for a period of two hundred eighty (280) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when our Board of Directors decide that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director and President, Catiene Machado Albuquerque Assumpcao owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While she continues to control 100% of the voting power in our Company, Catiene Machado Albuquerque Assumpcao will have effective control over the Company. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

If no shares are sold following this offering, Catiene Machado Albuquerque Assumpcao will continue to hold 100% of the shares issued. If all 4,000,000 shares are sold, Catiene Machado Albuquerque Assumpcao will hold less than 50% of the stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. Following the effectiveness of this Registration Statement, we intend to seek eligibility for quotation of our common stock on the OTCQB or OTCQX markets. We have not yet engaged a market maker to submit a Form 211 or otherwise assist us in obtaining quotation, and there can be no assurance that our common stock will become quoted on OTCQB, OTCQX, or any other trading market. We hope to have a market maker file an application with the Financial Industry

Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB or OTCQX. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 11 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is deemed a criminal offense.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2026

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL INFORMATION	6
RISK FACTORS	7
DETERMINATION OF OFFERING PRICE	17
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES	19
THE BUSINESS AND BUSINESS PLAN	21
USE OF PROCEEDS	25
DILUTION	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	29
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	34
EXECUTIVE COMPENSATION	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
LEGAL PROCEEDINGS	38
INDEMNIFICATION	38
INTERESTS OF NAMED EXPERTS AND COUNSEL	38
EXPERTS	39
AVAILABLE INFORMATION	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	39
FINANCIAL STATEMENTS AND EXHIBITS	39

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "should," "anticipates," "believes," "continues," "estimates," "expects," "may," "plans," "predicts," "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary provides a brief overview of key information found in this prospectus. It is essential to note that this summary does not encompass all the necessary details for making an informed investment decision. Prior to making any investment choices, it is imperative that you thoroughly review the complete contents of this prospectus, including sections such as "Risk Factors," "The Business and Business Plan," "Management’s Discussion and Analysis or Plan Of Operations". Your investment decision should be based on a comprehensive understanding of all disclosed information within this prospectus. Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “Company,” and “corporation” in this prospectus to refer to Ja-Lika Corporation, a Wyoming incorporated entity. To refer to Company’s website, we use the terms “website”.

As of the current date, our common stock is not publicly traded, and there is no guarantee that a trading market will be established in the future or sustained if it does develop. We have not authorized anyone to provide information other than what is presented in this prospectus, and it is important not to rely on any unauthorized sources. We are not making an offer to sell these securities in any jurisdiction where it is prohibited. This document should only be used in jurisdictions where the sale of these securities is legal.

The information provided in this prospectus is accurate only as of the date indicated on the front page, regardless of the delivery date or any subsequent sale of our common stock. Since the date on the front page, there may have been changes to our business, financial condition, and results of operations. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

JA-LIKA CORPORATION

Ja-Lika Corporation is a development-stage wellness technology company incorporated in the State of Wyoming on June 1, 2026. The Company was formed to develop and commercialize AI-powered wellness assessment technology intended to convert lifestyle, behavioral, and self-reported wellness data into structured wellness insights for organizations and digital platforms.

As of the date of this prospectus, the Company is in the development stage. We have not generated any revenue, we have small operating history, and our flagship software product, the Recovery Readiness Assessment Software, has not been completed, tested, or commercially released. Our only operational asset at this time is our corporate website, which describes our planned products and business model. Prospective investors should not assume that the products described in this prospectus currently exist in functional or commercially available form.

The Company’s intended mission is to empower organizations with wellness intelligence solutions that help them better understand recovery patterns, sleep quality, lifestyle behaviors, and wellness trends across their user base and teams. Once developed, the Company intends to deliver actionable insights and personalized wellness recommendations that support healthier lifestyles, improved engagement, and long-term well-being, through scalable technology.

Ja-Lika Corporation intends to operate exclusively within the wellness and lifestyle technology sector. The Company’s planned products are designed to support wellness awareness, user engagement, and preventive lifestyle initiatives. The Company’s planned solutions are not intended to provide medical diagnoses, treatment recommendations, or healthcare services, and are intended solely for wellness and informational purposes.

The Company’s planned flagship product is the Recovery Readiness Assessment Software, which is intended to evaluate an individual’s recovery status based on sleep, stress, energy, and lifestyle-related factors. This product is currently under development and has not been launched commercially. Over time, if the Company is successful in developing and commercializing this initial product, it intends to expand its product portfolio into a broader Wellness Intelligence Platform covering sleep, stress management, metabolic wellness, healthy aging, and preventive lifestyle analytics. There is no assurance that the Company will succeed in developing any of these products.

Employees

We are a development stage Company and currently have no employees. Our business is managed by our officers and directors, Catiene Machado Albuquerque Assumpcao, who takes the positions of the Director, President, Treasurer, Secretary and Emylle Cappelletti, who takes the positions of the Director.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public Company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under Rule 12b-2 of the Exchange Act (generally, when the market value of our common equity held by non-affiliates is $700 million or more as of the end of our second fiscal quarter).

We do not believe that we are a “shell company” as defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act. We have established a business plan and are actively pursuing the development of our planned business, although we are in the early development stage and have not generated revenue or commenced commercial operations.

Corporate information

Ja-Lika Corporation is a corporation incorporated under the laws of Wyoming on June 1, 2026.  Our current registration address is 1309 Coffeen Avenue STE 1200 Sheridan, WY 82801 and it can be contacted by telephone at +16162741688. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States.

Our website

Our corporate website, located at https://jalika.net, is currently our only operational asset and the sole public-facing representation of our planned business. The website describes our company, our planned mission and vision, our intended flagship product (the Recovery Readiness Assessment Software), and our general business plan. The website does not currently offer any functional software, application, or programming interface, and no product may be purchased, downloaded, or accessed through the website at this time.

We intend to continue developing our website as our business plan progresses, including adding functional demonstrations of our planned technology, if and when such technology is completed. There is no assurance that our website will attract potential customers, generate business inquiries, or otherwise contribute to the success of our business plan.

To carry out our business plan, we estimate that we will require approximately $60,000 in gross proceeds over the next twelve months, as detailed in our Plan of Operations. The net proceeds from this offering will be used for general business operations. Because this is a best-efforts offering with no minimum amount of shares required to be sold, we may receive substantially less than $60,000 in gross proceeds from this offering. If we raise less than the amount needed to fund our planned operations, we may need to reduce or delay our planned activities, seek additional financing, or modify our business plan. There can be no assurance that we will be able to obtain additional financing on acceptable terms, or at all.

We intend to pursue revenue-generating activities following the development and commercialization of our planned products; however, there can be no assurance that we will generate revenue within the next twelve months or at all. As of July 31, 2026, the Company had not generated any revenues.

In addition, we may require additional financing after the twelve months. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop. The Company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

Our Offering

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Ja-Lika Corporation
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.06
Gross Proceeds	$240,000
Number of shares of common stock outstanding prior to this offering	There are 1,800,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our President, Catiene Machado Albuquerque Assumpcao. The shares are not being offered for resale under this registration.
Number of shares of common stock outstanding after this offering	5,800,000 shares of common stock (assuming all the shares are sold)
The minimum number of shares to be sold in this offering	There is no minimum requirement for the number of shares to be sold in order for the offering to proceed.
Market for the common shares	There is currently no public market for our common stock.
Use of Proceeds	We intend to use the net proceeds of this offering to fund our intended operations and for working capital and general corporate purposes. See the section titled “Use of Proceeds.”
Termination of the Offering	The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Terms of the Offering	The shares will be offered for a period of two hundred eighty (280) days from the effective date of this prospectus.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $15,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of and for the period from June 1, 2026 (Inception) to July 31, 2026.

From June 1, 2026 (Inception) to July 31, 2026
Total operating expenses	$2,729
Net Loss	$(2,729)
Weighted average number of shares outstanding: basic and diluted	29,508
Net Loss per share	$(0.09)

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks relating to our business

We are a development-stage company with a small operating history, which makes it difficult to evaluate our business and prospects.

We were incorporated in the State of Wyoming on June 1, 2026 and have not commenced commercial operations. We have no history of generating revenue and no track record upon which investors can evaluate our business, management, or prospects. Our business plan, including our anticipated flagship product, target markets, and revenue model, is based entirely on management's current expectations and has not been validated by any commercial operations, paying customers, or independent market data.

Companies at our stage of development face a number of risks, uncertainties, and difficulties frequently encountered by companies without an established operating history, including our ability to:

•	develop and complete a commercially viable product on our anticipated timeline, or at all;
•	generate sufficient revenue to cover our operating expenses and achieve profitability;
•	attract and retain customers for products that do not yet exist in functional or commercially available form;
•	manage growth and scale our operations, if our business plan advances;
•	respond effectively to competitive pressures from better-capitalized and more established companies;
•	raise sufficient capital to fund our development and operating activities on acceptable terms, or at all; and
•	adapt our business plan in response to changes in the market, technology, or regulatory environment that we cannot currently anticipate.

Because we have small operating history, any predictions made in this prospectus about our future revenue and expenses, or our ability to achieve or maintain profitability, may not be accurate, and you should not rely on them as an indication of our future performance. If we are unable to successfully address these risks, our business, financial condition, and results of operations would be materially and adversely affected, and you could lose your entire investment.

Our flagship product has not been completed or commercially launched, and may never be.

The Recovery Readiness Assessment Software described in this prospectus does not currently exist in a functional or commercially available form. Our only current public-facing asset is our corporate website, which describes our planned technology but does not offer any working product, demonstration, or programming interface.

Completing development of our flagship product will require, among other things, sufficient capital, technical expertise, data to train and validate our scoring algorithms, and time, none of which is assured.

We may encounter unanticipated technical challenges, delays, or cost overruns during development. Even if we successfully complete a working version of our software, we cannot guarantee that it will function as intended, that it will produce accurate or useful wellness insights, or that it will be accepted by the market. We may be unable to complete development of this or any other planned product on our anticipated timeline, on budget, or at all. If we fail to complete development of our flagship product, we will have no means of generating revenue, and our business will likely fail.

We have generated no revenue and there is substantial doubt about our ability to continue as a going concern.

We currently have minimal capital, no revenue, and are dependent on funds loaned by our President under the Loan Agreement described in this prospectus, as well as proceeds of this offering, to fund our operations. We have not achieved profitability and expect to continue incurring losses for the foreseeable future as we work to develop our flagship product and build our business.

Our ability to continue as a going concern is dependent on our ability to raise sufficient capital, whether through this offering, additional loans from our President, or other sources, and there is no assurance that any such capital will be available to us on acceptable terms, or at all. If we are unable to raise sufficient capital, we may be forced to delay or abandon our business plan, scale back our development activities, or cease operations entirely.

Our business plan and growth strategy are aspirational and may never be realized.

Our growth strategy, target markets, and revenue model, as described in this prospectus, reflect management's current expectations and assumptions regarding successful product development, market acceptance, competitive positioning, and continued access to capital. None of these assumptions is assured, and many are outside of our control.

We may find that our planned products do not gain traction with our intended target markets, that our anticipated licensing model is not commercially viable, that we are unable to expand into new product categories on the timeline we currently anticipate, or that unforeseen technical, competitive, regulatory, or financial obstacles prevent us from executing our business plan as described. Actual results are likely to differ, potentially materially, from our current business plan, and investors should not place undue reliance on the growth strategy, revenue model, or target markets described in this prospectus as an indication of our future performance.

We may be unable to protect any proprietary technology we eventually develop.

We do not currently hold any patents, registered trademarks, copyrights, trade secret protections, or other significant intellectual property protection for our planned technology, scoring algorithms, or branding. Even if we complete development of our flagship product and any future products, we may be unable to obtain meaningful legal protection for our proprietary methodologies, and any protection we do obtain may be costly to secure and enforce.

Our scoring methodologies and algorithms, once developed, may be capable of being independently developed, reverse-engineered, or otherwise copied by competitors, particularly larger, better-capitalized companies with greater technical and legal resources. If we are unable to adequately protect our intellectual property, competitors may be able to replicate our technology and offer similar products, which could reduce any competitive advantage we might otherwise have and materially harm our business and prospects.

The wellness technology market is competitive, and many potential competitors have far greater resources than we do.

The digital wellness, fitness technology, and corporate wellness sectors in which we intend to operate are highly competitive and rapidly evolving. Numerous companies, including large, well-established technology companies, health and fitness technology providers, and other wellness intelligence platforms, may offer, or may in the future offer, products or services that compete directly or indirectly with our planned technology.

Many of these potential competitors have substantially greater financial, technical, personnel, and marketing resources than we do, as well as more established brand recognition, existing customer relationships, and longer operating histories. These competitors may be able to develop competing products more quickly, price their products more aggressively, and respond more effectively to changes in customer preferences or market conditions than we can. If we are unable to compete effectively, we may be unable to attract customers, generate revenue, or achieve or maintain profitability, and our business would be materially and adversely affected.

We are dependent upon the funds to be raised in this offering to continue our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing.

We are dependent on the funds to be raised in this offering to continue the development and commercialization of our service. The net proceeds from this offering may be insufficient to achieve revenues or profitable operations, and we may need to obtain additional financing to support our business.

Currently, our operating funds are less than necessary to complete the planned development and launch of our service. We require the proceeds from this offering to advance our operations as described in the “Plan of Operations” section of this prospectus. As of July 31, 2026, we have not generated any revenues and have only recently commenced development activities. Additionally, we have not yet attracted any users to the service, which remains under development.

The proceeds from this offering may not be sufficient for us to achieve revenue generation or profitable operations. We may require additional funding to reach a sustainable level of operations where ongoing expenses can be covered by revenues generated from our services.

On June 1, 2026, Catiene Machado Albuquerque Assumpcao, our officer and director, entered into a Loan Agreement with the Company pursuant to which she agreed to provide the Company with up to $150,000. The loan is unsecured, non-interest-bearing, and has a five-year term ending May 31, 2031. Repayment is expected to be made from the Company’s revenues when the Company has sufficient financial capacity to make such payments; however, any amount outstanding on May 31, 2031 must be repaid within ten business days after that date, regardless of whether the Company has generated revenues, unless the term is extended by mutual written agreement.

The Loan Agreement is filed as Exhibit 10.1 to this Registration Statement.

We estimate that a minimum of approximately $60,000 in gross proceeds is required to conduct our proposed operations for a period of one year. If we are unable to raise this amount in this offering, or if we experience a shortage of funds prior to closing, we may utilize the aforementioned loan from our officer and director to fund critical expenses. After one-year, additional financing may be necessary to continue operations.

If we do not generate sufficient revenues, we may require additional funding—estimated at a minimum of $15,000 — to cover ongoing regulatory and SEC filing requirements. Even if revenue is generated, it may not be adequate to cover these costs, potentially necessitating further financing. Currently, we have no arrangements for additional financing.

If we successfully raise the funds from this offering, we plan to proceed with the development and launch of our service, Recovery Readiness Assessment Software. However, there can be no assurance that we will raise sufficient capital to fully execute our business plan as outlined in our Plan of Operations.

We may be deemed a “shell company” under SEC rules, which would restrict resales of certain of our shares under Rule 144 and could make it harder to obtain quotation of our common stock.

A “shell company” is a company that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and nominal other assets. Also, The SEC has stated that startups with limited operating histories are not intended to be captured by the shell-company definition because they do not have “no or nominal operations.” We are a development-stage company with no revenue and no employees, and our planned software product has not been fully developed. As of the date of this prospectus, our principal asset is our corporate website. We are developing our planned wellness-assessment software business, we have developed a website for that business, and we intend to use the proceeds of this offering to fund product development. However, the SEC, FINRA, market makers or quotation services may take a different view as to whether our operations and assets are “nominal,” and we cannot assure you that they will agree with our position.

If we are, or are deemed to be, a shell company, Rule 144(i) would prevent the resale under Rule 144 of securities issued by us, including the 1,800,000 restricted shares held by our President, unless and until (i) we have ceased to be a shell company, (ii) we are subject to the reporting requirements of the Exchange Act, (iii) we have filed all required Exchange Act reports during the preceding 12 months, and (iv) at least 12 months have elapsed since we filed current “Form 10 information” with the SEC reflecting that we are no longer a shell company. Shares sold to investors in this offering are registered and are not restricted securities, unless held by our affiliates.

However, shell company status could cause market makers to be reluctant to file a Form 211 application, could delay or prevent quotation of our common stock on the OTCQB or any other market, could reduce the liquidity of our shares, and could make it more difficult for us to raise additional capital.

The utilization of AI technologies in our products and services introduces potential risks that may result in reputational harm or legal liability, impacting our business, financial condition, and operating results.

Our planned flagship product, the Recovery Readiness Assessment Software, is designed to rely on artificial intelligence and machine learning technologies to analyze user-provided data and generate wellness scores and recommendations. The use of AI technologies in our products, once developed, presents a number of risks that are difficult to predict and may be outside of our control.

AI models, including any we develop or license from third parties, may produce inaccurate, incomplete, or biased outputs, particularly where they are trained on limited, self-reported, or unrepresentative data. If our software generates wellness scores or recommendations that are inaccurate or perceived as unreliable, misleading, or discriminatory toward certain groups of users, we could face reputational harm, loss of customer trust, and potential claims of negligence, deceptive trade practices, or discrimination, even though our products are not intended to provide medical advice.

In addition, the regulatory environment governing the use of artificial intelligence is rapidly evolving and remains uncertain, both in the United States and in the European Union. We may become subject to emerging AI-specific regulatory frameworks, including the EU Artificial Intelligence Act and other current or future U.S. federal or state AI-related legislation, which could impose additional compliance obligations, restrict certain uses of our technology, or require costly changes to our products. We may also be dependent on third-party AI models, tools, or infrastructure providers, and any disruption, discontinuation, or adverse change in the terms of such third-party services could impair our ability to operate our planned products.

If we are unable to appropriately manage the risks associated with our use of AI technologies, our business, financial condition, reputation, and operating results could be materially and adversely affected.

The potential inadequacy of our internal controls raises concerns about the reliability of our financial reporting, which could result in the dissemination of misleading information to the public. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are crucial for ensuring the reliability of our financial reports and effectively preventing instances of fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, the complexity of our internal controls will increase, demanding significantly greater resources to uphold their effectiveness.

Additionally, any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to address any such material weaknesses or significant deficiencies within a reasonable timeframe.

Because Catiene Machado Albuquerque Assumpcao, our Director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Ms. Machado Albuquerque Assumpcao, or to enforce a judgment rendered by a united states court against us or Ms. Machado Albuquerque Assumpcao.

Catiene Machado Albuquerque Assumpcao, our officer and Director, is a non-resident of the United States, she is a resident of Brazil. Consequently, serving legal documents on Ms. Machado Albuquerque Assumpcao within the United States and enforcing judgments against her may prove challenging, potentially hindering investors' ability to take legal action in cases of alleged rights infringement under U.S. securities laws or other matters. Additionally, even if successful in such actions, the legal framework in Brazil may limit the enforceability of judgments against Ms. Machado Albuquerque Assumpcao's assets. This may result in greater difficulty for our shareholders in safeguarding their interests through legal proceedings compared to shareholders of U.S.-based companies with domestically residing officers and directors.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its officer and Director Catiene Machado Albuquerque Assumpcao. The Company does not have an employment agreement in place with its officers and Directors. Their departure or the loss of any other key personnel in the future could have a material adverse effect on the business. It is uncertain whether any replacement personnel, if available, will help the Company to operate profitably. The Company does not maintain key person life insurance on its Directors.

We do not maintain any insurance and do not intend to maintain insurance in the future.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future. As we lack insurance coverage, in the event that we become involved in a products liability lawsuit, our financial resources may prove insufficient to mount a proper defense. Should a judgment be rendered against us under such circumstances, it could potentially lead to the cessation of our operations.

Our officer and Director has no experience managing a public Company that is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public Company. Catiene Machado Albuquerque Assumpcao, our officer and Director has no experience managing a public Company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Consequently, even if our operations prove successful, our ability to thrive as a public Company may be compromised. We plan to comply with all of the various rules and regulations, which are required for a public Company that is reporting Company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public Company, your investment may be materially adversely affected.

Our president, Ms. Catiene Machado Albuquerque Assumpcao does not have any prior experience in selling stocks, and our best effort offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to start our business and investors may lose their entire investment.

Ms. Catiene Machado Albuquerque Assumpcao does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. On June 1, 2026, Catiene Machado Albuquerque Assumpcao, our officer and director, entered into a Loan Agreement with the Company pursuant to which she agreed to provide the Company with up to $150,000. The loan is unsecured, non-interest-bearing, and has a five-year term ending May 31, 2031. Repayment is to be made from the Company’s revenues when the Company has sufficient financial capacity to make such payments. The Loan Agreement is filed as Exhibit 10.1 to this Registration Statement. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. The failure to effectively conduct a best-effort offering could be the basis of your losing your entire investment in us.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests. We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under Rule 12b-2 of the Exchange Act (generally, when the market value of our common equity held by non-affiliates is $700 million or more as of the end of our second fiscal quarter).

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting Company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Risks related to smaller reporting company status

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

We are subject to public company reporting requirements

Upon completion of this offering, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. Compliance with these reporting requirements will require management time and attention, as well as the engagement of auditors and legal counsel to prepare and review such reports. As an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies, including exemptions under the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We intend to rely on these exemptions until we are no longer an emerging growth company.

Even after we are no longer an emerging growth company, the reporting obligations applicable to public companies could require significant management effort and resources, which may negatively affect our ability to focus on our business operations and growth initiatives.

Risks relating to this offering

Our offering is being made on a best-efforts basis, with no minimum amount of shares required to be sold for the offering to proceed.

We are offering up to 4,000,000 shares of common stock for sale on a self-underwritten, best-efforts basis. We estimate that we will require approximately $60,000 in gross proceeds over the next twelve months to implement our current business plan, as described in our Plan of Operations. However, because this offering has no minimum amount of shares that must be sold, we may receive substantially less than $60,000 in gross proceeds from this offering. If we raise less than the amount needed to implement our planned operations, we may need to reduce or delay our planned activities, seek additional financing, or modify our business plan. There can be no assurance that we will be able to obtain additional financing on acceptable terms, or at all. If we are unable to obtain sufficient funding, our ability to execute our business plan may be materially limited, and we may be required to reduce, suspend, or discontinue certain or all of our operations.

Because the Company has arbitrarily set the offering price, you may not realize a return on your investment upon resale of your shares.

We have established the offering price and related terms and conditions for the Company's shares at our discretion, without considering any direct connection to assets, earnings, book value, or other objective measures of value. Additionally, as the Company was formed on June 1, 2026 and has only a small operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. The Director will offer the shares to friends, relatives, acquaintances and business associates. There is no guarantee that she will be able to sell any of the shares. We estimate that we will require approximately $60,000 in gross proceeds from this offering to conduct our proposed operations over the next twelve months. If we are unable to raise sufficient funds through this offering, we may need to seek alternative financing to implement our business plan. We have outlined the following steps to implement our business plan during the next twelve months following completion of this offering.

Catiene Machado Albuquerque Assumpcao, our principal stockholder, beneficially owns more than 50% of our outstanding shares of common stock and controls 100% of the voting power of our capital stock.

Catiene Machado Albuquerque Assumpcao, our principal stockholder, beneficially owns more than 50% of our outstanding shares of common stock and controls 100% of the voting power of our capital stock. As a result, she has the ability to exercise significant control over matters requiring stockholder approval, including the election of directors, amendments to our organizational documents, approval of significant corporate transactions, and other corporate actions. This concentration of ownership may have the effect of delaying, preventing, or discouraging a change in control of the Company and could limit the ability of other stockholders to influence corporate decisions. In addition, Ms. Albuquerque Assumpcao’s interests may not always align with the interests of other stockholders, which could create potential conflicts of interest and may adversely affect the Company and its stockholders.

Our principal stockholder currently owns 100% of our outstanding common stock, and will continue to be our largest stockholder following this offering, which may allow her to exert significant influence over corporate matters and could create conflicts of interest with other stockholders.

Prior to this offering, Catiene Machado Albuquerque Assumpcao, our President, Chief Executive Officer, Treasurer, Secretary, and a Director, beneficially owns 1,800,000 shares of our common stock, representing 100% of our issued and outstanding shares and 100% of the voting power of our capital stock.

Following completion of this offering, Ms. Machado Albuquerque Assumpcao's percentage ownership will be reduced depending on the number of shares sold, as set forth in the table below:

Percentage of Offering Sold	Total Shares Outstanding	Catiene's Beneficial Ownership
25%	2,800,000	64.3%
50%	3,800,000	47.4%
75%	4,800,000	37.5%
100%	5,800,000	31.0%

If fewer than approximately 1,800,000 shares (45% of this offering) are sold, Catiene will continue to beneficially own more than 50% of our outstanding common stock and will retain the ability to unilaterally control matters submitted to a vote of our stockholders, including the election of directors, amendments to our Articles of Incorporation and Bylaws, and approval of significant corporate transactions such as a merger, sale of substantially all of our assets, or other change of control transaction.

Even if this offering is fully subscribed and Ms. Machado Albuquerque Assumpcao's ownership is reduced to approximately 31.0%, she will remain our single largest stockholder by a substantial margin, as no other stockholder is expected to hold a comparable percentage of our outstanding shares. As a result, in all scenarios described above, Ms. Machado Albuquerque Assumpcao will retain the ability to exercise significant influence over matters requiring stockholder approval and over our management and affairs generally, including through her additional roles as our President, Chief Executive Officer, Treasurer, Secretary, and a Director.

This concentration of ownership and control may have the effect of delaying, preventing, or discouraging a change in control of the Company, and may limit the ability of other stockholders to influence corporate decisions, even if such decisions are in the best interests of stockholders generally.

We are not currently subject to some of the rules that apply to companies whose securities are registered under Section 12 of the Exchange Act.

Upon effectiveness of this registration statement, we will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K under Section 15(d) of the Exchange Act. However, because we do not intend to register our common stock under Section 12 of the Exchange Act at this time, we will not be subject to the proxy rules under Section 14, the beneficial ownership reporting requirements of Section 13(d) and 13(g), the short-swing profit rules and insider reporting requirements under Section 16, or certain tender offer rules. As a result, investors will have fewer protections and less information than they would have with a company that has a class of securities registered under Section 12.

In addition, our obligation to file reports under Section 15(d) will be automatically suspended for any fiscal year (other than the fiscal year in which this registration statement becomes effective) if, at the beginning of that fiscal year, our common stock is held of record by fewer than 300 persons, provided we have complied with the applicable conditions of Rule 12h-3. If our reporting obligations are suspended, less information about us would be publicly available, which could harm the liquidity and market price of our common stock and our eligibility for quotation on the OTCQB.

Money raised in this offering will be immediately available to the Company and investors cannot withdraw funds once invested and will not receive a refund.

Money raised in this offering will be immediately available to the Company and our officer and Director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Ja-Lika Corporation and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor as an investor. Therefore, investors will not have the use or right to return of such funds, once an investment is made.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a considerable negative impact on our financial situation and potentially cause a decline in the price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB or the OTCQX. The OTCQB and the OTCQX are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB and the OTCQX are not an issuer listing services, markets or exchanges. Although there are no listing requirements to be eligible for quotation on the OTCQB or the OTCQX, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB, the OTCQX or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB or the OTCQX that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Ja-Lika Corporation and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it may pose challenges for you to sell any shares you purchase in this offering. This could potentially result in an inability to derive any benefits from your investment or liquidate your shares without significant delays, if at all. Furthermore, if our common stock is not listed on a public trading market, its value may be difficult to determine, making it challenging, if not impossible, to resell your shares and realize any value from your investment.

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

Our common stock may be considered a “penny stock” under Section 3(a)(51) of the Exchange Act and Rule 3a51-1 promulgated thereunder. Penny stocks generally are equity securities that have a market price of less than $5.00 per share, subject to certain exceptions.

If our common stock is considered a penny stock, Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that effect transactions in penny stocks with customers. These requirements generally include the delivery of certain disclosures regarding the risks of investing in penny stocks, information concerning the market and price of the security, and other information required by the applicable rules. In certain circumstances, broker-dealers must also obtain information regarding the investor’s financial situation and investment experience and make a determination that the investment is suitable for the investor.

These requirements may make it more difficult for investors to sell shares of our common stock in the secondary market and may adversely affect the liquidity and market price of our common stock. As a result, there can be no assurance that an active trading market for our common stock will develop or that investors will be able to resell their shares at or above the price at which they acquired them.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $15,000. We will have to utilize funds from Catiene Machado Albuquerque Assumpcao, our officer and Director, who has formally agreed to loan the Company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. In the event that we are unable to generate adequate revenues to maintain compliance, it could pose challenges for you to resell any shares you may acquire, if at all. Additionally, if we are unable to meet the expenses associated with our reporting obligations, we may not be eligible to apply for quotation on the OTCQB, the OTCQX or other quotation services.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market.

It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB or OTCQX. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

PLAN OF DISTRIBUTION

In this prospectus, Ja-Lika Corporation is registering 4,000,000 shares of our common stock for sale at the price of $0.06 per share. This is a self-underwritten offering. Catiene Machado Albuquerque Assumpcao will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to herself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict her participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

Our common stock may be considered a “penny stock” under Section 3(a)(51) of the Exchange Act and Rule 3a51-1 promulgated thereunder. Penny stocks generally are equity securities that have a market price of less than $5.00 per share, subject to certain exceptions.

If our common stock is considered a penny stock, Rule 15g-9 under the Exchange Act may impose additional sales practice requirements on broker-dealers that effect transactions in our common stock with customers, unless the transaction is otherwise exempt from those requirements. These requirements may include the delivery of standardized risk disclosure materials regarding penny stocks, disclosure of current bid and offer quotations and information concerning compensation received by the broker-dealer and its salesperson, and, in certain circumstances, a determination by the broker-dealer that the transaction is suitable for the customer and receipt of the customer's written agreement to the transaction.

These additional requirements may make it more difficult for broker-dealers to effect transactions in our common stock and may reduce the liquidity and trading activity of our common stock in the secondary market. As a result, the penny stock rules may adversely affect the ability of investors to sell their shares and may make our common stock less marketable.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 280 days. The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) 280 days after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Ja-Lika Corporation”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

AUTHORIZED AND ISSUED STOCK:

Common Stock, $0.001 Par Value Per Share

Authorized Shares: Ja-Lika Corporation has authorized a total of 75,000,000 shares of Common Stock, each with a par value of $0.001 per share.

Outstanding Shares: Currently, there are 1,800,000 shares of Common Stock outstanding held by Catiene Machado Albuquerque Assumpcao, our President, Treasurer, Secretary and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

Voting Rights

Each outstanding share of common stock is entitled to one vote on each matter submitted to a vote of shareholders, except as otherwise provided by applicable law or the Articles of Incorporation. Shareholders do not have cumulative voting rights. Directors are elected by a plurality of votes cast at a meeting at which a quorum is present, unless the Articles of Incorporation provide otherwise. Other shareholder matters are decided under the voting requirements of applicable law, the Articles of Incorporation and the Bylaws.

Dividend Rights

Holders of our common stock are entitled to receive dividends, if any, when, as and if declared by our Board of Directors out of funds legally available for that purpose, subject to the provisions of our Articles of Incorporation, Bylaws and applicable law. We have not declared or paid any cash dividends to date, and we do not anticipate paying cash dividends in the foreseeable future.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to receive, on a pro rata basis, all of the remaining assets of the Company available for distribution to stockholders after payment of all liabilities and subject to the rights of creditors.

Other Rights

Holders of our common stock do not have preemptive, subscription, conversion or redemption rights, nor are there any sinking fund provisions applicable to our common stock.

Please refer to our Articles of Incorporation, Bylaws and the applicable statutes of the Wyoming Business Corporation Act for a more complete description of the rights and liabilities of holders of our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

THE BUSINESS AND BUSINESS PLAN

Overview

Ja-Lika Corporation (the “Company”) was incorporated under the laws of the State of Wyoming on June 1, 2026. The Company is a development-stage wellness technology company focused on the development and commercialization of software designed to transform lifestyle, behavioral, and self-reported wellness information into structured wellness insights.

The Company intends to develop software and application programming interfaces (“APIs”) designed to process user-provided wellness information and generate wellness-related assessments and insights. The Company currently intends to operate primarily under a business-to-business (“B2B”) software licensing model, under which business customers would obtain access to the Company’s software and related APIs pursuant to license or subscription arrangements.

As of the date of this prospectus, the Company has not generated revenue and has not commercially launched its planned flagship product. The Company’s planned technology is currently in the concept and early development stage. The Company’s website provides information about the Company and its planned business and does not currently represent a commercially launched product or service.

The Company’s planned products are intended for general wellness and informational purposes. The Company does not provide medical diagnoses, treatment recommendations, healthcare services, or medical care, and its planned products are not intended to replace professional medical advice or healthcare services.

Development of the Business

The Company is a recently incorporated development-stage company with a small operating history. Since its inception, the Company’s activities have primarily consisted of organizing its business operations, developing its business plan, evaluating product requirements and technology architecture, and planning the development and commercialization of its proposed wellness technology products.

The Company has not generated revenue from its planned products.

The Company’s ability to implement its business plan will depend on its ability to obtain sufficient financing, complete development of its planned products, establish appropriate technology infrastructure, attract customers, and develop its business operations.

There can be no assurance that the Company will successfully complete development of its planned products, commercially launch its products, obtain customers, or generate revenue.

Current Stage of Development

As of the date of this prospectus, the Company has developed only its corporate website (https://jalika.net) and has not completed development of its planned products. The Company’s website was developed by an independent third-party developer pursuant to a written Website Development Agreement dated July 20, 2026, is filed as Exhibit 10.2 to this Registration Statement. The agreement provides for website development, design, programming, testing, deployment, and related technical services for a total contract price of $29,750. The website development work was completed in September 2026, subject to the testing and acceptance provisions of the agreement.

The Company owns the website-specific deliverables and custom source code created specifically for the Company under the agreement, subject to any pre-existing materials and third-party materials incorporated into the website. The Company does not currently have any other commercially launched software product or application.

The Recovery Readiness Assessment Software and related APIs have not yet been developed into a functional, tested, or commercially available product. The Company’s current activities are focused primarily on planning and early-stage development of its proposed wellness technology business. The Company has not generated revenue from its planned products and has not commercially launched any of its planned products or services.

The Company expects to use a portion of the proceeds from this offering, together with any other available funds, to support product development, technology infrastructure, business operations, and other general corporate purposes, as described under “Use of Proceeds.”

Planned Products and Services

The Company’s initial planned product is the Recovery Readiness Assessment Software. The Company intends for this software to analyze selected lifestyle and wellness-related information and generate structured wellness assessments.

The information that the Company currently anticipates using may include:

•	sleep duration and consistency;
•	self-reported sleep quality;
•	stress levels;
•	energy levels;
•	lifestyle behaviors;
•	daily recovery patterns; and
•	other lifestyle and wellness-related information provided by users or made available through customer applications and integrations.

Subject to successful development, the Company intends for the software to generate wellness-related assessments, which may include a Recovery Readiness Score, Energy Readiness Assessment, Focus Readiness Assessment, Recovery Assessment, and other wellness-related outputs.

The Company may also develop personalized wellness recommendations based on information submitted by users. Any such recommendations are intended to provide general wellness and lifestyle information and are not intended to constitute medical advice, diagnosis, treatment, or healthcare services.

The Company may modify, expand, or discontinue planned features as product development progresses. There is no assurance that any particular feature or product described in this prospectus will be completed or commercially released.

General Wellness and Informational Use

The Company intends its planned products and services to be used solely for general wellness and informational purposes.

The Company does not intend its planned products to diagnose, treat, cure, mitigate, or prevent any disease or medical condition, or to provide medical care or healthcare services. The Company’s planned products are not intended to replace consultation with a qualified healthcare professional or to be used as a basis for making medical or clinical decisions.

The Company’s planned products are intended to provide users and business customers with general information concerning lifestyle, wellness, recovery, sleep, stress, energy, and related wellness factors.

The Company intends to maintain this general wellness positioning in the development, description, and marketing of its planned products.

Business Model and Revenue

The Company has not generated revenue as of the date of this prospectus.

Following development and commercialization of its planned products, the Company intends to generate revenue primarily through software licensing and subscription arrangements with business customers.

The Company currently anticipates offering its technology through different licensing or subscription arrangements based on factors such as usage, functionality, technical support, and customer requirements. The Company may also enter into customized or enterprise licensing arrangements.

The Company’s current illustrative pricing plans include the following:

License Tier	Illustrative Price	Planned Features
Basic Monthly License	$899 per month	Access to the planned Recovery Readiness Assessment Software; up to 10,000 requests per month; standard API documentation; email support
Starter License	$10,000 per year	Access to the planned software; up to 50,000 requests per month; standard documentation; email support
Professional License	$18,000 per year	Access to the planned software; higher or unlimited planned usage capacity; standard documentation; priority technical support

These pricing levels are illustrative only and are based on management’s current business plan. They do not represent existing customer contracts, committed pricing, or guaranteed future pricing. Actual pricing may vary depending on product development, customer requirements, usage levels, market conditions, and other factors.

The Company may also pursue customized, enterprise, exclusive, semi-exclusive, or white-label licensing arrangements. As of the date of this prospectus, the Company has not entered into any such material arrangements.

Target Market

Subject to successful development of its planned products, the Company intends to target businesses operating in the wellness, fitness, lifestyle technology, and related technology sectors.

Potential customers may include:

•	digital wellness companies;
•	fitness technology companies;
•	corporate wellness providers;
•	wellness and lifestyle applications;
•	technology companies seeking to incorporate wellness-related functionality into their products; and
•	developers of software applications that may benefit from wellness assessment capabilities.

The Company intends to focus primarily on business customers that may seek to incorporate wellness-related functionality into their existing applications, services, or technology offerings.

Marketing and Sales Strategy

The Company intends to market its planned products primarily through its website, direct business-to-business outreach, technology partnerships, industry networking, digital marketing, and other channels that management determines to be appropriate.

The Company may also seek strategic relationships with software developers, wellness technology companies, fitness technology providers, and other businesses that may integrate or distribute the Company’s planned products.

Because the Company has not yet commercially launched its planned products, it has not established a significant customer base and has no material historical customer acquisition data.

Competition

The wellness technology market is competitive and includes companies developing software and applications relating to fitness, sleep, wellness tracking, lifestyle management, recovery, and related areas.

The Company expects to compete with both established technology companies and smaller companies developing specialized wellness applications and analytics products. Some competitors may have substantially greater financial resources, technical personnel, established customer relationships, brand recognition, and operating experience than the Company.

The Company believes that its planned API-based delivery model, focus on business-to-business licensing, and planned use of AI-assisted wellness assessment methodologies may provide potential opportunities for differentiation. However, none of these potential advantages has been demonstrated commercially, and there can be no assurance that the Company will achieve or maintain a competitive advantage.

Intellectual Property

The Company intends to develop and protect intellectual property relating to its software, algorithms, scoring methodologies, software architecture, documentation, branding, and other proprietary technology.

The Company may seek protection through copyrights, trademarks, trade secrets, confidentiality agreements, contractual restrictions, and other available means, as appropriate.

As of the date of this prospectus, the Company does not have any issued patents or other registered intellectual property rights that are material to its business.

The Company expects that protection of its proprietary software, methodologies, source code, know-how, and confidential information will be important to its future business.

There can be no assurance that the measures taken by the Company will adequately protect its intellectual property or that third parties will not develop technologies or products that are similar to or compete with the Company’s planned products.

Third-Party Technology and Service Providers

The Company expects to rely on third-party service providers for certain aspects of its operations, which may include cloud infrastructure, software development tools, hosting, data processing, cybersecurity, payment processing, communications, and other technical or administrative services.

The Company may also rely on third-party contractors to assist with development and maintenance of its planned products.

The Company’s dependence on third-party providers may expose it to risks relating to service interruptions, cybersecurity incidents, pricing changes, contractual limitations, loss of access to services, and other factors.

Future Development

The Company intends to continue development of its planned Recovery Readiness Assessment Software and, subject to available financing, technical feasibility, market demand, and other factors, may expand its product offerings to include additional wellness-related functionality.

Potential future areas of development may include additional sleep, stress, lifestyle, recovery, healthy aging, and other general wellness applications.

These potential products and features are preliminary plans and have not been commercially developed or launched.

The Company may modify its development priorities based on customer demand, available financing, technical feasibility, market conditions, and other factors.

There can be no assurance that the Company will successfully develop, commercialize, or generate revenue from any of its planned products or services.

Corporate information

Ja-Lika Corporation is a corporation incorporated under the laws of Wyoming on June 1, 2026. Our current registration address is 1309 Coffeen Avenue STE 1200 Sheridan, WY 82801 and it can be contacted by telephone at + 16162741688. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States.

Government Regulation

As a Company, we understand the importance of complying with all applicable regulations, rules, and directives of governmental authorities and agencies.

While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

Regarding intellectual property, we currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.06. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $240,000 as anticipated.

If 1,000,000 Shares (25%) Are Sold

The Company expects gross proceeds of $60,000 and net proceeds of approximately $45,000, after deducting estimated SEC reporting and offering expenses of approximately $15,000.

Over the next twelve months, the Company intends to use the net proceeds approximately as follows:

•	$21,000 for software and product development, including continued development of the planned Recovery Readiness Assessment Software and related technical infrastructure;
•	$6,000 for website development and maintenance;
•	$8,000 for marketing and business development activities;
•	$6,000 for general and administrative expenses; and
•	$4,000 for working capital.

If the Company sells only 25% of the shares offered, management expects to prioritize product development and necessary operating expenses. The Company may defer or reduce certain marketing, business development, website, and other discretionary expenditures until additional financing is available.

If 2,000,000 Shares (50%) Are Sold

The Company expects gross proceeds of $120,000 and net proceeds of approximately $105,000, after deducting estimated SEC reporting and offering expenses of approximately $15,000.

Over the next twelve months, the Company intends to use the net proceeds approximately as follows:

•	$45,000 for software and product development, including continued development of the planned Recovery Readiness Assessment Software and related APIs and technical infrastructure;
•	$15,000 for website development and maintenance;
•	$20,000 for marketing and business development activities;
•	$15,000 for general and administrative expenses; and
•	$10,000 for working capital.

At this level of proceeds, the Company expects to continue product development while allocating additional resources to initial marketing, business development, website maintenance, and general corporate activities.

If 3,000,000 Shares (75%) Are Sold

The Company expects gross proceeds of $180,000 and net proceeds of approximately $165,000, after deducting estimated SEC reporting and offering expenses of approximately $15,000.

Over the next twelve months, the Company intends to use the net proceeds approximately as follows:

•	$69,000 for software and product development, including continued development of the planned Recovery Readiness Assessment Software, related APIs, technical infrastructure, and testing;
•	$24,000 for website development and maintenance;
•	$32,000 for marketing and business development activities;
•	$24,000 for general and administrative expenses; and
•	$16,000 for working capital.

At this level of proceeds, the Company expects to have greater resources available to advance product development and begin more extensive marketing and business development activities.

If 4,000,000 Shares (100%) Are Sold

The Company expects gross proceeds of $240,000 and net proceeds of approximately $225,000, after deducting estimated SEC reporting and offering expenses of approximately $15,000.

Over the next twelve months, the Company intends to use the net proceeds approximately as follows:

•	$93,000 for software and product development, including continued development of the planned Recovery Readiness Assessment Software, related APIs, technical infrastructure, testing, and other development activities;
•	$33,000 for website development and maintenance;
•	$44,000 for marketing and business development activities;
•	$33,000 for general and administrative expenses; and
•	$22,000 for working capital.

At this level of proceeds, the Company expects to devote a greater portion of its available resources to continued product development and preparation for potential commercialization, while maintaining resources for marketing, business development, general corporate expenses, and working capital.

The following section outlines the intended use of funds expected to be raised through this offering over the next 12 months.

Description	If 25 % are sold	If 50 % are sold	If 75 % are sold	If 100 % are sold
	Fees	Fees	Fees	Fees
# of Shares Sold	1,000,000	2,000,000	3,000,000	4,000,000
Gross proceeds	60,000	120,000	180,000	240,000
SEC reporting and offering expenses	15,000	15,000	15,000	15,000
Net proceeds	45,000	105,000	165,000	225,000
Software / Product Development (Recovery Readiness Assessment Software)	21,000	45,000	69,000	93,000
Website Development & Maintenance	6,000	15,000	24,000	33,000
Marketing & Business Development	8,000	20,000	32,000	44,000
General & Administrative Expenses	6,000	15,000	24,000	33,000
Working Capital	4,000	10,000	16,000	22,000
Total Use of Net Proceeds	45,000	105,000	165,000	225,000

The above figures represent only estimated costs. If necessary, Catiene Machado Albuquerque Assumpcao, our Director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB/OTCQX when and if our common stocks become eligible for trading on the OTCQB/OTCQX. Ms. Machado Albuquerque Assumpcao will not be paid any compensation or anything from the proceeds of this offering. On June 1, 2026, the Company entered into a Loan Agreement with Ms. Machado Albuquerque Assumpcao, under which she agreed to lend the Company up to $150,000. The loan is unsecured, non-interest-bearing and matures on May 31, 2031, unless extended by mutual written agreement of the parties. As of July 31, 2026, the outstanding principal balance under the loan was $4,929. Repayment is expected to be made from the Company’s revenues when the Company has sufficient financial capacity to make such payments; however, any amount outstanding at maturity is due within ten business days after the maturity date unless the parties extend the term in a written agreement. Ms. Machado Albuquerque Assumpcao will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DILUTION

The price of the current offering is fixed at $0.06 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on June 1, 2026. Ms. Catiene Machado Albuquerque Assumpcao, our Director, acquired 1,800,000 shares of common stock on July 31, 2026 at $0.001 per share, for aggregate consideration of $1,800. The consideration was non-cash and was satisfied by her payment of expenses on our behalf, as described under “Certain Relationships and Related Transactions.” The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration. Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value represents our total tangible assets, which excludes intangible assets, less our total liabilities. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of July 31, 2026, the net tangible book value of our shares of common stock was $(4,929) or approximately $(0.0027) per share based upon 1,800,000 shares outstanding.

	$60,000 Offering (25%)	$120,000 Offering (50%)	$180,000 Offering (75%)	$240,000 Offering (100%)
Assumed public offering price per share	$0.06	$0.06	$0.06	$0.06
The historical net tangible book value	$(4,929)	$(4,929)	$(4,929)	$(4,929)

Net tangible book value after this offering	$40,071	$100,071	$160,071	$220,071
Net tangible book value per share after this offering	$0.0143	$0.0263	$0.0333	$0.0379
Net tangible book value per share before this offering	$(0.0027)	$(0.0027)	$(0.0027)	$(0.0027)
Increase in net tangible book value per share after this offering	$0.0170	$0.0291	$0.0361	$0.0407
Dilution per share	$0.0457	$0.0337	$0.0267	$0.0221

% dilution	76.15%	56.11%	44.42%	36.76%

Capital contribution by purchasers of shares	$60,000	$120,000	$180,000	$240,000
Capital contribution by existing stockholders	$1,800	$1,800	$1,800	$1,800
Percentage capital contributions by purchasers of shares	97.09%	98.52%	99.01%	99.26%
Percentage capital contributions by existing stockholders	2.91%	1.48%	0.99%	0.74%

Gross offering proceeds	$60,000	$120,000	$180,000	$240,000
Anticipated net offering proceeds	$45,000	$105,000	$165,000	$225,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	2,800,000	3,800,000	4,800,000	5,800,000
Purchasers of shares percentage of ownership after this offering	35.71%	52.63%	62.50%	68.97%
Existing stockholders’ percentage of ownership after this offering	64.29%	47.37%	37.50%	31.03%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

OUR AUDITED FINANCIAL STATEMENTS ARE PRESENTED IN US DOLLARS AND PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP).

PLAN OF OPERATIONS

We estimate that we will require approximately $60,000 in gross proceeds to conduct our proposed operations over the next twelve months. We have outlined the following steps to implement our business plan during the next twelve months and following completion of this offering.

Completion of Public Offering

Our primary objective is to complete the public offering of shares within 280 days after obtaining the SEC’s effective status for the registration statement. This offering is essential to raise the capital necessary to fund development of our flagship product and to support our ongoing business operations. We aim to sell a sufficient number of shares to raise the minimum funding required for our business plan; failure to achieve this funding target may materially affect our ability to execute our operations as described in this prospectus.

Development of the Services

We believe the primary source of our future revenue will be the sale of software licenses and API-based subscription access to our wellness assessment technology. As of the date of this prospectus, the Company has not generated any revenue, and our flagship product, the Recovery Readiness Assessment Software, has not been completed or commercially launched. Within the first twelve months following the effective date of this prospectus, we intend to implement a series of key milestones aimed at transitioning from an informational website to a functional AI-powered wellness assessment platform. Each development phase is designed to build platform capability and lay the foundation for future monetization.

Website Enhancement

Within the first 90 days following the effective date of this prospectus, we plan to engage a third-party development firm to redesign the structure of our website, with a focus on separating content and messaging for individual wellness platforms, fitness technology companies, and enterprise and corporate wellness clients. Content will be organized by audience segment — for example, digital wellness platforms, fitness technology providers, and corporate wellness programs — and will provide use-case-driven content, integration guidance, and general wellness-technology insights. This update is intended to improve navigation, usability, and audience targeting ahead of product launch.

Development and Launch of the Recovery Readiness Assessment Software and API

Following the website update, we intend to engage software developers to design, build, and test the core Recovery Readiness Assessment Software, including the underlying scoring algorithms intended to evaluate sleep, stress, energy, and lifestyle-related factors. We anticipate that this development phase, including internal testing and refinement, will require approximately six (6) months and will represent the largest single use of the net proceeds of this offering, as reflected under “Use of Proceeds.” Upon completion, we intend to launch a REST API and associated developer documentation, key management, rate limiting, and billing functionality, enabling clients to integrate our Recovery Readiness Score, Energy Readiness Assessment, Focus Readiness Assessment, Physical Recovery Assessment, and Personalized Wellness Recommendations into their own applications. There is no assurance that we will complete this development on the anticipated timeline, on budget, or at all.

Expansion Toward Additional Wellness Intelligence Modules

Following the anticipated launch of our flagship product, and subject to available funding, the Company intends to continue developing additional wellness intelligence modules consistent with our growth strategy described elsewhere in this prospectus, as follows:

•	Sleep Intelligence Suite (Sleep Quality Score, Sleep Debt Index, Sleep Consistency, and Sleep Age Assessment modules): planned development and phased rollout within approximately 12–18 months following launch of our flagship product
•	Lifestyle Wellness Intelligence (Stress Resilience Assessment, Burnout Awareness, Wellness Habits Assessment, and Daily Wellness Score modules): planned development within approximately 18–24 months following launch of our flagship product
•	Preventive Wellness Analytics (Metabolic Wellness Assessment, Diabetes Wellness Assessment, Healthy Aging Score, and Longevity Lifestyle Assessment modules): planned development within approximately 24–36 months following launch of our flagship product
•	Unified Wellness Intelligence Platform, combining recovery, sleep, stress, lifestyle, metabolic, and healthy-aging modules into a single integrated offering: anticipated within approximately 36–48 months, subject to successful execution of the phases above

The development of our service is a pivotal phase of our business plan, and we believe that selling 100% of the shares offered would materially improve our ability to fund these development milestones on the timeline described above. Detailed cost allocations for these development activities are set forth under “Use of Proceeds.”

Monetization Strategy

We intend to generate revenue primarily through a Business-to-Business (B2B) software licensing model once our flagship product has been completed and is commercially available. We currently anticipate offering tiered license plans substantially similar to the following: a Basic Monthly License priced at approximately $899 per month, intended for startups, developers, and small wellness platforms; a Starter License priced at approximately $10,000 per year, offering higher monthly usage capacity; and a Professional License priced at approximately $18,000 per year, offering unlimited usage capacity and priority technical support. These prices and tiers reflect our current business plan, are subject to change based on market conditions, and have not been the subject of any executed customer agreements.

In addition to standard licensing tiers, we may explore supplementary monetization avenues, including:

•	Exclusive or Semi-Exclusive Licensing: granting selected clients exclusive or semi-exclusive rights to our technology for specific industries, territories, or use cases
•	White-Label Solutions: enabling wellness platforms, fitness technology companies, and corporate wellness providers to integrate and rebrand our technology under their own name

•	Strategic Partnerships: collaborations with digital wellness platforms, fitness technology companies, and corporate wellness providers to expand distribution and adoption of our technology
•	Enterprise Licensing: custom agreements for large-scale API usage tailored to enterprise client requirements

We will continuously assess market trends, client feedback, and technological developments in order to refine our monetization strategy and identify additional revenue opportunities as our business develops.

Promotion and Marketing

Subject to available funding, we intend to allocate resources toward promoting our planned service to attract wellness platforms, fitness technology companies, corporate wellness providers, health technology companies, and developers of AI-powered personal assistants as potential licensees. Our marketing efforts are intended to increase awareness of our planned technology and generate licensing inquiries across these target segments.

To reach our target audience, we intend to pursue a multi-channel promotional strategy that may include:

•	Social Media and Content Marketing: leveraging platforms such as LinkedIn and industry-focused channels to engage prospective enterprise and platform clients through targeted content and thought-leadership materials related to wellness technology
•	Online Advertising: deploying digital advertising to generate leads and drive traffic to our website and developer documentation
•	Industry Partnerships and Conferences: engaging with wellness-technology and corporate-wellness industry events, associations, and complementary technology providers to build credibility and expand our reach
•	Developer-Focused Content: publishing technical documentation, integration guides, and use-case demonstrations aimed at software developers and technical decision-makers evaluating our planned API

We also intend to develop promotional materials, including explainer content and product demonstrations, once our flagship product is available, to communicate its features and benefits to prospective clients. Subject to available funding, we may engage professional marketing firms and invest in search engine optimization (SEO) and paid search campaigns to enhance our visibility and support long-term growth. Achieving 100% of the shares sold in this offering would enable us to execute a more comprehensive marketing strategy and accelerate our promotional efforts.

Please note that the cost estimates, timelines, and funding details provided in this Plan of Operations are approximate and subject to adjustment based on market conditions, our specific business requirements, and the success of this offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues as of July 31, 2026.

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Overview

As of the date of this prospectus, the Company is in the development stage. We have not generated any revenue. The Company’s planned flagship product is the Recovery Readiness Assessment Software, which is intended to evaluate an individual’s recovery status based on sleep, stress, energy, and lifestyle-related factors. This product is currently under development and has not been launched commercially. Over time, if the Company is successful in developing and commercializing this initial product, it intends to expand its product portfolio into a broader Wellness Intelligence Platform covering sleep, stress management, metabolic wellness, healthy aging, and preventive lifestyle analytics. There is no assurance that the Company will succeed in developing any of these products.

Results of operations from inception on June 1, 2026, to July 31, 2026

Our net loss from inception to July 31, 2026, was $2,729, consisting entirely of general and administrative expenses: $2,500 of planning-stage website development costs that were expensed as incurred and $229 of other organizational and administrative expenses. The remaining $4,000 of website development costs, relating to the application and infrastructure development stage, was capitalized. During the period, we incorporated the Company, prepared our business plan, registered our domain name, and began developing our corporate website. The website was completed and placed in service in September 2026. As of the date of this prospectus, our planned Recovery Readiness Assessment Software and related APIs have not been completed or commercially launched, and we have not generated revenue.

On July 31, 2026, we issued 1,800,000 shares of common stock to our President and Director at $0.001 per share, for aggregate consideration of $1,800. We received no cash. The purchase price was satisfied by applying $1,800 of the $6,500 that Ms. Catiene Machado Albuquerque Assumpcao paid directly to our website developer on our behalf on July 31, 2026. The remaining $4,700 of that payment, together with $229 of other expenses she paid on our behalf, was recorded as advances under the Loan Agreement.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2026, we had no cash and total assets of $4,000, consisting of capitalized website development costs. Our total liabilities were $4,929, consisting solely of a loan from our President and Director, Catiene Machado Albuquerque Assumpcao.

We had no cash receipts or disbursements during the period. Accordingly, net cash used in operating and investing activities and net cash provided by financing activities were each $0, and all of our expenses and capitalized costs were paid directly by our President and Director.

On June 1, 2026, we entered into a Loan Agreement with Ms. Machado Albuquerque Assumpcao, filed as Exhibit 10.1 to this Registration Statement. Under the agreement, she agreed to lend the Company up to $150,000. The loan is unsecured and non-interest-bearing, and it matures on May 31, 2031. As of July 31, 2026, $4,929 was outstanding under the loan.

Under our website development agreement dated July 20, 2026, the remaining contract price of $23,250 is due no later than October 31, 2026. We expect to fund this payment through advances under the Loan Agreement or from other available sources.

We are attempting to raise funds to proceed with our plan of operation. To implement our plan of operations over the next twelve months, we will require approximately $60,000 in gross proceeds. Because this offering has no minimum, we cannot guarantee that we will sell enough shares to satisfy this requirement. If we sell 25% of the shares offered, our net proceeds of approximately $45,000 would be less than the amount we require, and we would need to rely on advances under the Loan Agreement or reduce our planned activities. Any proceeds raised will be applied to the items set forth in the “Use of Proceeds” section of this prospectus.

In the long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will depend on a number of factors, including general market conditions, investor acceptance of our business plan and the initial results of our business operations. These factors may affect the timing, amount, terms or conditions of any additional financing available to us. There is no assurance that additional financing will be available or, if available, on terms acceptable to us.

We do not anticipate substantial revenues until we have completed this offering and implemented our plan of operations. Our principal sources of liquidity are currently limited to advances by our Director under the Loan Agreement and the proceeds of this offering. We expect to require additional capital to implement our business plan, and we may need to obtain additional financing if the proceeds of this offering are insufficient.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officers and Directors are as follows:

Name and Address of Executive Officers and/or Directors	Age	Position
Catiene Machado Albuquerque Assumpcao R. Dom Pedro II, 155 - Colina de Laranjeiras, Serra - ES, 29167-168, Brazil	39	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
Emylle Cappelletti 42B Albert Rd, Finsbury Park, London N4 3RP, UK	21	Director

Catiene Machado Albuquerque Assumpcao

Ms. Machado Albuquerque Assumpcao has served as our President, Treasurer, Secretary and Director since June 1, 2026. Prior to joining the Company, she held various business administration and commercial positions with privately held companies in Brazil. Since July 2020, she has also operated an individual business in Serra, Espirito Santo, Brazil, providing sales promotion and related business services. From 2021 to 2025, she worked as a Business Development Manager at Acao Consultoria Junior, a business consulting firm based in Vitoria, where she was responsible for client relations, business development and administrative activities. From 2018 to 2021, she worked as a Sales Coordinator at Aquatro Comunicacao e Marketing, a regional marketing services agency in Espírito Santo, Brazil. Ms. Machado Albuquerque Assumpcao holds a Bachelor's degree in Business Administration from the Federal University of Espirito Santo (UFES).

Emylle Cappelletti

Ms. Cappelletti has served as our Director since June 1, 2026. Prior to joining the Company, she gained experience in business administration, marketing and customer relations. From 2024 to 2025, she worked as a Marketing and Operations Assistant at MintTwist, a digital technology and marketing agency in London, where she supported marketing activities, customer communications and day-to-day operations. Ms. Cappelletti holds a Bachelor's degree in Business and Management from the University of Westminster.

During the past ten years, our directors have not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Machado Albuquerque Assumpcao and Ms. Cappelletti were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Machado Albuquerque Assumpcao’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Wyoming Business Corporation Act. Our Directors hold office until removed by the Board or until their resignation.

Significant Employees

We are a development stage Company and currently have no employees. Our business is managed by our officers and directors, Catiene Machado Albuquerque Assumpcao, who takes the positions of the Director, President, Treasurer, Secretary and Emylle Cappelletti, who takes the positions of the Director.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 1, 2026:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our Directors currently devotes approximately forty hours per week to manage the affairs of the Company. Our Directors have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total ($)
Catiene Machado Albuquerque Assumpcao Director, President, Secretary and Treasurer	Year Ended July 31, 2026	_	_	_	_

Emylle Cappelletti Director	Year Ended July 31, 2026	_	_	_	_

Director Compensation

There is no Directors compensation as of July 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Catiene Machado Albuquerque Assumpcao is our officer, Director, control person and promoter and she shall receive no compensation for the placement of the offering.

On July 31, 2026, we issued 1,800,000 shares of common stock to our President and Director at $0.001 per share, for aggregate consideration of $1,800. We received no cash. The purchase price was satisfied by applying $1,800 of the $6,500 that Ms. Catiene Machado Albuquerque Assumpcao paid directly to our website developer on our behalf on July 31, 2026. The remaining $4,700 of that payment, together with $229 of other expenses she paid on our behalf, was recorded as advances under the Loan Agreement.

On June 1, 2026, Catiene Machado Albuquerque Assumpcao, our officer and director, entered into a Loan Agreement with the Company pursuant to which she agreed to provide the Company with up to $150,000. The loan is unsecured, non-interest-bearing, and has a five-year term ending May 31, 2031. Repayment is to be made from the Company’s revenues when the Company has sufficient financial capacity to make such payments. The Loan Agreement is filed as Exhibit 10.1 to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2026 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Catiene Machado Albuquerque Assumpcao R. Dom Pedro II, 155 - Colina de Laranjeiras, Serra - ES, 29167-168, Brazil	1,800,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 31, 2026, there were 1,800,000 shares of our common stock issued and outstanding.

LEGAL PROCEEDINGS

As of now, we are not involved in any legal proceedings, and we have not received any information about any upcoming legal actions against us.

As part of our risk management strategy, we have implemented policies and procedures to ensure compliance with all applicable laws and regulations. We believe that these measures will minimize the likelihood of legal proceedings and regulatory action against our Company.

In the event that we become involved in any legal proceedings, we will take all necessary steps to defend ourselves and protect the interests of our Company and our stakeholders. We will work closely with legal counsel to ensure that we comply with all legal requirements and regulations, and to minimize the potential impact of any legal action on our business operations and financial performance.

Furthermore, we are committed to maintaining the highest standards of ethical conduct and business practices. We will not engage in any activities that violate applicable laws and regulations, or that could harm our reputation or the trust of our customers and stakeholders. We will continue to monitor legal and regulatory developments that could affect our business, and will adjust our policies and procedures as necessary to ensure compliance.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.

The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Director or officer under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in this registration statement as having prepared or certified any part thereof, and no counsel named in this prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock, was employed for such purpose on a contingent basis, had or is to receive in connection with the offering any substantial direct or indirect interest in the Company or was connected with Ja-Lika Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Aloba Awomolo & Partners (AAP) is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Aloba Awomolo & Partners (AAP) has presented its report with respect to our audited financial statements.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by BoneLex.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Exchange Act on Form 8-A at this time. Upon effectiveness of this registration statement we will be subject to the reporting requirements of Section 15(d) of the Exchange Act and will file annual, quarterly and current reports with the SEC. Unlike a company with securities registered under Section 12, we will not be subject to the proxy rules, Section 13(d)/(g) beneficial ownership reporting, or Section 16. Our Section 15(d) reporting obligations may be suspended for any fiscal year after the year in which this registration statement becomes effective if our common stock is held of record by fewer than 300 persons at the beginning of that year.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Aloba Awomolo & Partners (AAP).

The financial information presented is the audited financial statements for the period from Inception (June 1, 2026) to July 31, 2026.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ja-Lika Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Ja-Lika Corporation (the Company) as of July 31, 2026, and the related statements of operations, stockholders’ equity, and cash flows for the period June 1, 2026 (inception) to July 31, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2026, and the results of its operations and its cash flows for the period from June 1, 2026 (inception) to July 31, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2026.

Ibadan, Nigeria

November 2, 2026

Ja-Lika Corporation

Balance Sheet

As of July 31, 2026

ASSETS
Current Assets
Cash	$—
Total Current Assets	—

Intangible Assets
Intangible assets under development	4,000
Total Intangible Assets	4,000
TOTAL ASSETS	$4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Non-Current Liabilities
Related Party Loan Payable	$4,929
Total Non-Current Liabilities	4,929
TOTAL LIABILITIES	$4,929
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value - authorized 75,000,000 shares and issued and outstanding 1,800,000 shares as of July 31, 2026	1,800
Accumulated Deficit	(2,729)
Total Stockholders’ Equity (Deficit)	$(929)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,000

See accompanying notes, which are an integral part of these financial statements

Ja-Lika Corporation

Statement of Operations

From June 1, 2026 (Inception) to July 31, 2026
REVENUES	$—
OPERATING EXPENSES
General & Administrative Expenses	2,729
Amortization	—
TOTAL OPERATING EXPENSES	$2,729

LOSS FROM OPERATIONS	$(2,729)
LOSS BEFORE INCOME TAXES	$(2,729)
Provision for Income taxes	—

NET LOSS	$(2,729)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	29,508
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.09)

See accompanying notes, which are an integral part of these financial statements.

Ja-Lika Corporation

Statement of Changes in Stockholders’ Equity (Deficit)

For the period from June 1, 2026 (Inception) to July 31, 2026

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance as of June 1, 2026 (Inception)	—	$—	$—	$—	$—
Net Loss	—	—	—	(2,729)	(2,729)
Common Shares Issued	1,800,000	1,800	—	—	1,800
Balance as of July 31, 2026	1,800,000	$1,800	$—	$(2,729)	$(929)

See accompanying notes, which are an integral part of these financial statements.

Ja-Lika Corporation

Statement of Cash Flows

From June 1, 2026 (Inception) to July 31, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,729)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid directly by related party on behalf of the Company	2,729
Net Cash Used in Operating Activities	$—

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	$—

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	$—

NET INCREASE (DECREASE) IN CASH	$—
Cash at Beginning of Period	—
CASH AT END OF PERIOD	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—
Income taxes	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Intangible assets funded directly by a related party	$4,000
Common stock issued in settlement of related party advances	1,800

See accompanying notes, which are an integral part of these financial statements.

Ja-Lika Corporation

Notes to the Financial Statements

For the period from June 1, 2026 (Inception) to July 31, 2026

Note 1 – Organization and Business Operations

Ja-Lika Corporation ("the Company") was incorporated under the laws of the State of Wyoming, U.S. on June 1, 2026 (Inception). The Company is an early-stage wellness technology company that intends to engage in the development and commercialization of AI-powered wellness assessment services designed to transform lifestyle, behavioral, and self-reported wellness data into structured wellness insights. The Company’s planned business strategy focuses on operating under a Business-to-Business (B2B) software licensing model. The Company intends to develop its planned flagship product, the Recovery Readiness Assessment Software, and related Application Programming Interfaces (API) to process user-provided data and evaluate daily physical and cognitive preparedness. The Company’s planned solutions are intended for wellness and informational purposes only and will not provide medical diagnoses, treatment recommendations, or healthcare services.

Early-Stage Operations

Since inception, the Company has been in the early stage of developing its planned business. Its activities to date have been limited to organizational matters, strategic business planning, initial technology conceptualization, and seeking capital to fund future software development and operations. The Company has not yet developed its proprietary API architecture, launched commercial products, or generated any revenues from planned operations. In September 2026, the Company’s corporate website was completed and placed in service (see Note 9).

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with U.S. GAAP on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of July 31, 2026, the Company has not yet commenced principal operations, has generated no revenues, and has incurred cumulative net losses of $2,729 since inception. As of July 31, 2026, the Company had no cash, a stockholders’ deficit of $929, and a remaining contractual commitment of $23,250 under its Website Development Agreement, payable no later than October 31, 2026, which was subsequently paid in October 2026 through an advance from the Company’s President and Director. All of the Company’s expenditures to date have been funded by its President and Director under the Loan Agreement described in Note 6. The lender is an individual, and there can be no assurance that she will have the ability to provide advances when needed. As an early-stage entity with no commercial product or Application Programming Interface (API) operational to date, the Company is entirely dependent upon obtaining additional capital to fund the development and deployment of its planned software products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

Management’s plans to address these financial needs include:

•	Capital Raising: Seeking additional debt or equity financing from founders, private investors, or shareholder advances to cover operational expenses and fund product development.

•	Product Architecture and Development: Completing the initial conceptualization, technical development, and testing of its planned Recovery Readiness Assessment Software and REST API platform.

•	Commercial Strategy Execution: Transitioning from the development stage to commercial launch to secure B2B software licensing partnerships once the core API is fully operational.

Because these plans depend on obtaining financing that is not assured, including the successful completion of the Company’s proposed public offering, management has concluded that its plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s continuation as a going concern is dependent upon its ability to secure sufficient capital, complete its software development, and ultimately achieve profitable future operations.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a July 31, fiscal year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Fair Value of Financial Instruments

As of July 31, 2026, the Company’s only financial instrument was the loan payable to its President and Director (see Note 6). Because the loan is unsecured, non-interest-bearing, repayable from future revenues or at maturity on May 31, 2031, and was negotiated between related parties, no comparable market terms are available and it is not practicable to estimate its fair value with sufficient reliability. The loan is carried at the principal amount advanced. The Company has not imputed interest on the loan; management considered ASC 835-30, Interest — Imputation of Interest, and concluded that the effect of imputing interest would not be material to the financial statements taken as a whole.

ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value:

•	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.
•	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•	Level 3: Unobservable inputs that reflect the Company's own assumptions about the factors market participants would use in pricing the asset or liability.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of July 31, 2026, the Company held no cash or cash equivalents.

Intangible Assets and Software Development Costs

The Company accounts for its intangible assets and software development costs in accordance with Accounting Standards Codification ("ASC") Subtopic 350-40, Intangibles — Goodwill and Other — Internal-Use Software and ASC 350-50, Website Development Costs.

Costs incurred during the preliminary project stage are expensed as incurred. Costs incurred during the application development stage (including coding, hardware interfaces, and website or API development) are capitalized as intangible assets under development when management authorizes and commits funding to the project, and it is probable that the software project will be completed and placed in service. Capitalization of costs ceases once the project is substantially complete and ready for its intended use. Post-implementation operational support, training, and ongoing maintenance costs are expensed in the period incurred.

Website development costs are accounted for under ASC 350-50. Costs incurred in the planning stage (including requirements definition, concept development and design specification) are expensed as incurred. Costs incurred in the website application and infrastructure development stage are capitalized, and post-launch operating and content costs are expensed as incurred.

Capitalized software development costs are recorded at historical cost and will be amortized on a straight-line basis over their estimated useful life of five years, beginning in the period when the asset is completed and placed in service. Amortization expense will be included within operating expenses in the Statement of Operations.

Impairment of Long-Lived Assets

In accordance with ASC Subtopic 360-10, "Property, Plant, and Equipment", the Company reviews its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by comparing the carrying value of the asset to the estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset.

Additionally, under ASC 350-40, unamortized software costs for projects currently in the development stage (intangible assets under development) are evaluated for impairment whenever it is no longer probable that the computer software project will be completed and placed in service.

Net Income (Loss) per Common Share

The Company calculates net income (loss) per share in accordance with Accounting Standards Codification ("ASC") 260, Earnings Per Share.

Basic net income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period.

Diluted net income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as stock options, warrants, or convertible instruments) were exercised or converted into common stock. For the periods presented, the Company had no potentially dilutive common shares outstanding; therefore, basic and diluted net loss per share are the same.

Revenue Recognition

As of the date of this filing, the Company has not generated any revenues and has not yet commenced commercial operations. However, the Company has adopted Accounting Standards Codification No. 606, Revenue from Contracts with Customers ("ASC 606"), as its revenue recognition policy, and will apply this guidance upon commencement of revenue-generating activities. Under ASC 606, revenue will be recognized when promised goods or services are transferred to the customer. The revenue amount recognized should reflect the total consideration the company expects to receive for these goods or services. The Financial Accounting Standards Board (FASB) developed a five-step approach to guide entities in determining when and how much revenue to recognize:

Step 1: Identify the contract with a customer.

Step 2: Identify the performance obligations within the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to each performance obligation.

Step 5: Recognize revenue as (or when) each performance obligation is satisfied.

Upon the launch of its commercial API, the Company plans to offer API keys that allow access to a defined number of processing requests using its software. The Company's policy generally requires payment upon invoicing. Upon receipt of payment, the Company will provide the key to the service and specifies the period of time (usually 1 month) during which these requests must be used. In some cases, the Company may provide the key before payment with an agreed payment date in the concluded agreement. The Client may not transfer the access key to third parties. Revenue will be recognized by the Company pro rata over the specified period of time during which the Client is provided access to our software.

Capital Stock

The Company’s capital stock consists of authorized common shares, with issued shares recorded at par value and any excess received over par value recognized as additional paid-in capital in accordance with applicable accounting standards. Common shares are classified as stockholders’ equity.

Related Party Transactions

The Company evaluates and discloses its related party transactions in accordance with FASB ASC Topic 850, "Related Party Disclosures".

Income Taxes

The Company accounts for income taxes under ASC 740 using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial statement and tax bases of assets and liabilities and for operating loss carryforwards, measured using enacted tax rates. A valuation allowance reduces deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not to be sustained on examination. Interest and penalties, if any, are included in income tax expense. As of July 31, 2026, the Company had no uncertain tax positions and no accrued interest or penalties (see Note 8).

Segment Reporting

The Company follows ASC 280, Segment Reporting, as amended by ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which the Company adopted effective from inception. Operating segments are components of an entity for which discrete financial information is available and whose operating results are regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment and a single reportable segment. The Company’s President, who is its principal executive officer and chief operating decision maker, evaluates performance and funding needs based on net loss. The only significant segment expenses are general and administrative expenses of $2,729 for the period from June 1, 2026 (Inception) to July 31, 2026.

Recent Accounting Pronouncements

The Company adopted ASU 2023-07, Segment Reporting (Topic 280), and ASU 2023-09, Income Taxes (Topic 740), from Inception.

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03, Disaggregation of Income Statement Expenses, which requires public business entities to disclose specified categories of expenses in the notes to the financial statements. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, with early adoption permitted.

In 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software, which removes the project-stage model for capitalizing software costs and supersedes Subtopic 350-50, Website Development Costs. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, with early adoption permitted.

The Company is evaluating the impact of ASU 2024-03 and ASU 2025-06 on its financial statements. As an emerging growth company, the Company has elected to use the extended transition period for new or revised accounting standards. Other recently issued accounting pronouncements are not expected to have a material effect on the Company’s financial statements.

Note 4 – Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.

On July 31, 2026, the Company issued 1,800,000 shares of common stock to its founder, President and Director, Catiene Machado Albuquerque Assumpcao, at a price of $0.001 per share. The aggregate consideration of $1,800 was settled by offsetting an equal amount of expenses she had paid on the Company’s behalf.

During the period from June 1, 2026 (Inception) to July 31, 2026 the Company has issued 1,800,000 shares of common stock.

Note 5 – Intangible Assets

Intangible assets consisted of the following:

As of July 31, 2026
Intangible assets under development	$4,000
Less: Accumulated amortization	—
Intangible assets, net	$4,000

As of July 31, 2026, intangible assets under development of $4,000 represented capitalized costs of developing the Company’s corporate website. Of the $6,500 incurred through that date under the Website Development Agreement dated July 20, 2026, and paid on the Company’s behalf by its President and Director, $4,000 related to application and infrastructure development and was capitalized, while $2,500 related to planning-stage activities and was expensed as general and administrative expense.

The website had not been placed in service as of July 31, 2026, and therefore no amortization was recognized for the period. No impairment was identified. The website was completed and placed in service in September 2026, and its cost is being amortized on a straight-line basis over an estimated useful life of five years.

Note 6 – Related Party Transactions

Founder Shares

On July 31, 2026, the Company issued 1,800,000 shares of common stock ("founder shares") to Catiene Machado Albuquerque Assumpcao, the Company's founder, President and Director at a purchase price of $0.001 per share, for an aggregate consideration of $1,800. The total purchase price was satisfied through expenses paid by the founder on behalf of the Company. As of July 31, 2026, 1,800,000 founder shares were issued and outstanding.

Related Party Loans

On June 1, 2026, the Company entered into a Loan Agreement with its President and Director, under which she agreed to lend the Company up to $150,000. The loan is unsecured, non-interest-bearing and matures on May 31, 2031.

During the period from June 1, 2026 (Inception) to July 31, 2026, the Director paid $6,729 directly on behalf of the Company under the agreement: $6,500 paid on July 31, 2026 directly to the Company’s website developer (of which $4,000 was capitalized as intangible assets and $2,500 was expensed as planning-stage costs) and $229 of other operating expenses. Of this amount, $1,800 was applied as consideration for the founder shares. The outstanding balance as of July 31, 2026 was $4,929. The loan is classified as a non-current liability. No interest has accrued on the loan.

Note 7 – Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in various claims and legal actions arising in the ordinary course of business. As of July 31, 2026, the Company was not a party to any pending or threatened legal proceedings, claims, or assessments that management believes would have a material adverse effect on its financial position, results of operations, or cash flows.

Commitments

On July 20, 2026, the Company entered into an agreement with a third-party developer for the development of its website, for a total contract price of $29,750. As of July 31, 2026, $6,500 had been incurred under the agreement, and the remaining commitment of $23,250 is payable upon completion of the remaining development work, no later than October 31, 2026. This amount was paid in October 2026.

Other than the above, the Company had no other material contractual obligations as of July 31, 2026.

Note 8 – Income Taxes

In line with the policy set out in Note 3, the Company classifies any interest and penalties related to unrecognized tax benefits within income tax expense. No interest or penalties were recognized for the period, and none were accrued as of July 31, 2026. The Company had no unrecognized tax benefits as of July 31, 2026, and does not expect this to change significantly within the next twelve months.

For the period from June 1, 2026 (Inception) to July 31, 2026, the Company’s income tax provision differs from the amount computed by applying the U.S. federal statutory rate to its loss before income taxes, as follows:

From June 1, 2026 (Inception) to July 31, 2026
Expected tax benefit at the 21% federal statutory rate	$(573)
Increase in valuation allowance	573
Provision for income taxes	$—

The same reconciliation, expressed as a percentage of the loss before income taxes, is presented below:

	From June 1, 2026 (Inception) to July 31, 2026
U.S. federal statutory rate	21%
Increase in valuation allowance	(21%	)
Effective tax rate	0%

No other reconciling items, including state or foreign taxes, tax credits, nondeductible items or changes in unrecognized tax benefits, affected the effective tax rate.

The components of the provision for income taxes are as follows:

From June 1, 2026 (Inception) to July 31, 2026
Current:
Federal	$—
State	—
Foreign	—
Deferred:
Federal	(573)
State	—
Foreign	—
Increase in valuation allowance	573
Provision for income taxes	$—

The Company is incorporated in Wyoming, which does not impose a corporate income tax; accordingly, no state income tax provision has been recorded.

The Company’s deferred tax position as of July 31, 2026 is summarized below:

July 31, 2026
Net operating loss carryforwards (gross)	$2,729
Applicable federal tax rate	21%
Gross deferred tax asset	573
Less: valuation allowance	(573)
Net deferred tax asset	$—

Because management does not consider it more likely than not that the deferred tax asset will be realized, a full valuation allowance has been recorded against it.

The Company paid no federal, state or foreign income taxes during the period from June 1, 2026 (Inception) to July 31, 2026.

Note 9 – Subsequent Events

In accordance with ASC 855, "Subsequent Events," the Company has evaluated events that occurred after the balance sheet date through the date these financial statements were issued.

Completion of the website. In September 2026, a third-party developer completed the Company’s website pursuant to the Website Development Agreement dated July 20, 2026, and the website was placed in service.

Advances from the President and Director. Subsequent to July 31, 2026, the Company’s President and Director made the following payments directly on behalf of the Company, which were recorded as advances under the Loan Agreement:

-	$23,250 paid to the website developer in October 2026 in settlement of the remaining contract price, following which the Company has no further obligations under the Website Development Agreement; and
-	$2,000 paid for professional fees related to the audit of the Company’s financial statements.

Except for the events described above, the Company has not identified any subsequent events that require recognition or disclosure in these financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$21
Auditor Fees and Expenses	$8,500
Legal fees and expenses	$2,000
Edgar	$3,000
Miscellaneous fees and expenses	$1,479
TOTAL	$15,000

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Ja-Lika Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out their duties. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if such person has met the applicable standard of conduct set forth under the Wyoming Business Corporation Act.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Ja-Lika Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Catiene Machado Albuquerque Assumpcao	July 31, 2026	1,800,000	$1,800.00

The shares were issued to one non-U.S. person, a resident of Brazil, who was outside the United States at the time of the offer and the purchase. The issuance was made in an offshore transaction without directed selling efforts in the United States, in reliance on Regulation S under the Securities Act. In the alternative, the issuance was exempt under Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. The shares are restricted securities and bear a restrictive legend. No general solicitation was made and no commissions were paid.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant dated June 1, 2026 and Amendment
3.2	Bylaws of the Registrant
5.1	Opinion of Counsel
10.1	Loan agreement dated June 1, 2026
10.2	Website Development Agreement
23.1	Consent of Auditor
99.1	Subscription Agreement
107	Filing Fee Table

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our Director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our Director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 2, 2026.

JA-LIKA CORPORATION

By: /s/ Catiene Machado Albuquerque Assumpcao

Name: Catiene Machado Albuquerque Assumpcao
Title: President, Treasurer, Director and Secretary
(Principal Executive, Financial and Accounting Officer)

By: /s/ Emylle Cappelletti

Name: Emylle Cappelletti
Title: Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Catiene Machado Albuquerque Assumpcao	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	November 2, 2026
Catiene Machado Albuquerque Assumpcao

/s/ Emylle Cappelletti	Director	November 2, 2026
Emylle Cappelletti

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